UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 16, 2015

AMPIO PHARMACEUTICALS, INC.

(Exact name of registrant as specified in Charter)

Delaware	001-35182	26-0179592
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

373 Inverness Parkway, Suite 200

Englewood, Colorado 80112

(Address of principal executive offices, including zip code)

(720) 437-6500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On October 16, 2015, Ampio Pharmaceuticals, a Delaware corporation (the “Company”), entered into an amendment (the “Amendment”) effective as of October 8, 2015, by and among the Company, Octapharma USA, Inc. (“Octapharma”) and Nova Biologics, Inc., to the Human Serum Albumin Ingredient Purchase and Sale Agreement, dated October 10, 2013, by and between the Company and Octapharma (as amended, the “Original Agreement”).

The Amendment provides that from the effective date of the Amendment through December 31, 2016, the Company will no longer be obligated to purchase a pre-determined quantity of human serum albumin (the “Product”) and that any shortfalls in the Company’s minimum purchase commitments under the Original Agreement prior to the date of the Amendment will be forgiven. The Amendment extends the Company’s commitment to purchase the Product through December 31, 2019 and grants Octapharma a one-time option to increase pricing for the Product by up to five percent beginning in 2017.

The description of the Amendment set forth herein does not purport to be complete and is qualified in its entirety by reference to the full text thereof, which is attached hereto as Exhibit 10.1.

Item 9.01	Financial Statements and Exhibits.

Exhibit Number	Description

10.1	Amendment to Human Serum Albumin Ingredient Purchase and Sale Agreement among Ampio Pharmaceuticals, Inc., Octapharma USA, Inc. and Nova Biologics, Inc., effective as of October 8, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMPIO PHARMACEUTICALS, INC.

By:	/s/ Gregory A. Gould
Gregory A. Gould
Chief Financial Officer

Dated: October 20, 2015

EXHIBIT INDEX

Exhibit Number	Description

10.1	Amendment to Human Serum Albumin Ingredient Purchase and Sale Agreement among Ampio Pharmaceuticals, Inc., Octapharma USA, Inc. and Nova Biologics, Inc., effective as of October 8, 2015